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                                                                 EXHIBIT 23

Catalyst International, Inc.:

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1394) pertaining to the 1993 Stock Option Plan, as amended, of Catalyst USA, Inc. and (Form S-8 No. 33-97522C) pertaining to the 1997 Director Stock Option Plan of Catalyst International, Inc. of our report dated January 30, 1999, with respect to the financial statements and schedule of Catalyst International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


/s/ Ernst & Young LLP
Ernst & Young LLP
Milwaukee, Wisconsin
March 26, 1999

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